As filed with the Securities and Exchange Commission on March 16, 2005
                                                  Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             JOHN WILEY & SONS, INC.
             (Exact Name of Registrant as Specified in its Charter)


           NEW YORK                                      13-5593032
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                                111 RIVER STREET
                            HOBOKEN, NEW JERSEY 07030
                                 (201) 748-6000
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                          2004 KEY EMPLOYEE STOCK PLAN
                              (Full Title of Plan)


                               GARY M. RINCK, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             JOHN WILEY & SONS, INC.
                                111 RIVER STREET
                            HOBOKEN, NEW JERSEY 07030
                                 (201) 748-6000
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                             Proposed Maximum        Proposed Maximum
Title of Each Class of Securities         Amount to              Offering                Aggregate                Amount of
to be Registered                       be Registered(1)      Price Per Share(2)      Offering Price(2)         Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,
par value $1.00 per share              8,000,000 shares            $35.23               $281,840,000                $33,173
===================================================================================================================================

(1) Plus such indeterminate number of shares of Class A Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated solely for the purpose of calculating the Registration Fee. Such estimate has been calculated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the Class A Common Stock, reported in the consolidated reporting system of the New York Stock Exchange on March 11, 2005.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed with the Commission (File No. 1-11507) by John Wiley & Sons, Inc. (the "Company") are incorporated herein by reference:

           (a) The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2004;

           (b) The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2004;

           (c) The Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2004;

           (d) The Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 2005;

           (e)        The Company's Current Report on Form 8-K filed January 14,
                      2005;

           (f)        The Company's Current Report on Form 8-K filed January 19,
                      2005;

           (g)        The Company's Current Report on Form 8-K filed March 2,
                      2005;

           (h)        The Company's Current Report on Form 8-K filed March 15,
                      2005;

           (i) The Company's Current Report on Form 8-K/A filed March 16, 2005; and

           (j) The description of the Company's Class A Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Registration Statement on Form 8-A as filed with the Commission on July 6, 1995, pursuant to Section 12 of the Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Certain legal matters with respect to the Common Stock have been passed on by Gary M. Rinck, Esq., the Company's Senior Vice President and General Counsel. Mr. Rinck has received stock and options awards from the Company covering a total of 59,000 shares of Common Stock and may receive awards from the Company under the 2004 Key Employee Stock Plan.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Company is incorporated in the State of New York. Sections 721, 722, 723, 724, 725 and 726 of the Business Corporation Law of the State of New York (the "BCL") empower a corporation to indemnify its directors, officers or controlling persons against liability subject to specified limitations. Generally, under Section 722 of the BCL, a corporation may indemnify any person made or threatened to be made a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor) whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. In addition, a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no such indemnification shall be made in respect of (a) a threatened action, or a pending action which is settled or otherwise disposed of, or (b) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. Under
Section 724 of the BCL, indemnification may also be awarded by a court in certain circumstances.

           In addition, Article EIGHT of the Restated Certificate of Incorporation of the Company eliminates the personal liability of a director to the Company or its shareholders, except for those specific breaches resulting in liability for an act or omission with respect to which the BCL expressly provides that such provision in the Certificate of Incorporation shall not eliminate or limit such personal liability of the director.

           Section 1 of Article VII of the Company's By-Laws provides that the Company shall, to the fullest extent permitted by the BCL, indemnify any director or officer of the Company or any wholly-owned subsidiary (or the personal representative of such director or officer) who is or was made or threatened to be made a party to or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Company or any of its subsidiaries or any other corporation, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan, or other enterprise), by reason of the fact that he or she is or was a director or officer of the Company, or at the request of the Company, is or was serving such subsidiary or other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise as director, officer, trustee, or in any other capacity, against judgments, fines, amounts paid or to be paid in settlement, excise tax or penalties, and costs, charges and expenses, including attorneys' fees, incurred in connection with such action or proceeding or any appeal therein, provided, however, that no indemnification shall be provided to such person if a judgment or other final adjudication adverse to such person establishes that (i) his or her acts (or those of the testator or intestate) were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she (or the testate or intestate) personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; provided, further, that where applicable, payment of such indemnification shall be made pursuant to the provisions of Section 723 of the BCL, as the same may be amended from time to time.

           The above discussion of the Company's Restated Certificate of Incorporation, By-Laws and of the BCL is not intended to be exhaustive and is qualified in its entirety by the Restated Certificate of Incorporation, By-Laws and the BCL.

           The Company has purchased insurance under two policies, one policy from Chubb Insurance Company (the "Chubb Policy") and another policy from the National Union Insurance Company (the "National Union Policy"), which insurance provides for the payment by the insurers of the amount (after giving effect to certain "retention" (deductible) and co-insurance provisions) which the Company is required or permitted to pay in indemnifying its officers and directors under the provisions of New York law. The policies also directly indemnify the officers and directors in certain other instances, subject to the retention and co-insurance provisions of each policy. The Company carries insurance in the amount of $20,000,000 at an annual premium of $326,400. The policies expire on November 14, 2005.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company as disclosed above, we have been informed that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.    EXHIBITS.

           Exhibit
           Number                                   Description of Exhibit

           4.1    -   Restated Certificate of Incorporation, incorporated by
                      reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended April 30, 1992 (File No.
                      1-11507).

           4.2    -   Certificate of Amendment of the Certificate of
                      Incorporation, dated October 13, 1995, incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended April 30, 1996 (File No.
                      1-11507).

           4.3    -   Certificate of Amendment of the Certificate of
                      Incorporation dated as of September 30, 1998, incorporated by reference to Exhibit 3(i) to the Company's Quarterly
                      Report for the quarterly period ended October 31, 1998
                      (File No. 1-11507).

           4.4    -   Certificate of Amendment of the Certificate of
                      Incorporation, dated September 20, 1999, incorporated by reference to Exhibit 3(i) to the Company's Quarterly
                      Report for the quarterly period ended October 31, 1999
                      (File No. 1-11507).

           4.5    -   By-Laws as Amended and Restated dated as of September
                      1998, incorporated by reference to Exhibit 3(ii) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1998 (File No. 1-11507).

           5      -   Opinion of Company Counsel.

           23(a)  -   Consent of KPMG LLP.

           23(b)  -   Consent of Company Counsel (included in Exhibit 5).

           24     -   Power of Attorney (included as part of the signature page
                      to this Registration Statement and incorporated herein by reference).

           99.1   -   2004 Key Employee Stock Plan, incorporated by reference to
                      Exhibit A to the Company's Proxy Statement relating to the 2004 Annual Meeting of Shareholders of the Company, filed
                      August 5, 2004 (File No. 1-11507).



ITEM 9.    UNDERTAKINGS.

           (a)        The undersigned Registrant hereby undertakes:

                      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                 (i) to include any prospectus required by Section 10(a)(3) of the
                                            Securities Act;

                                 (ii)       to reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the Registration
                                            Statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate, represent a fundamental
                                            change in the information set forth
                                            in the Registration Statement.
                                            Notwithstanding the foregoing, any
                                            increase or decrease in volume of
                                            securities offered (if the total
                                            dollar value of securities offered
                                            would not exceed that which was
                                            registered) and any deviation from
                                            the low or high end of the estimated
                                            maximum offering range may be
                                            reflected in the form of prospectus
                                            filed with the Commission pursuant
                                            to Rule 424(b) if, in the aggregate,
                                            the changes in volume and price
                                            represent no more than a 20 percent
                                            change in the maximum aggregate
                                            offering price set forth in the
                                            "Calculation of Registration Fee"
                                            table in the effective Registration
                                            Statement;

                                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration
                                            Statement or any material change to
                                            such information in the Registration
                                            Statement;

                      provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
                      Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoboken, State of New Jersey, on this 16th day of March 2005.

                         JOHN WILEY & SONS, INC.

                         By: /s/ William J. Pesce
                             ----------------------------------------------
                             Name: William J. Pesce
                             Title: President and Chief Executive Officer



                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ellis E. Cousens and Gary M. Rinck, acting individually, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                                          Title                                       Date
              ---------                                          -----                                       ----
/s/ William J. Pesce                    President and Chief Executive Officer and Director              March 16, 2005
-------------------------------         (Principal Executive Officer)
William J. Pesce


                                      II-8

              Signature                                          Title                                       Date
              ---------                                          -----                                       ----

/s/ Ellis E. Cousens                    Executive Vice President and Chief Financial &                  March 16, 2005
-------------------------------         Operations Officer (Principal Financial Officer)
Ellis E. Cousens


/s/ Edward J. Melando                   Vice President, Finance                                         March 16, 2005
-------------------------------         Corporate Controller & Chief Accounting Officer
Edward J. Melando                       (Principal Accounting Officer)



/s/ Warren J. Baker                     Director                                                        March 16, 2005
-------------------------------
Warren J. Baker


/s/ Larry Franklin                      Director                                                        March 16, 2005
-------------------------------
Larry Franklin


/s/ Kim Jones                           Director                                                        March 16, 2005
-------------------------------
Kim Jones


/s/ Matthew S. Kissner                  Director                                                        March 16, 2005
-------------------------------
Matthew S. Kissner


/s/ John L. Marion, Jr.                 Director                                                        March 16, 2005
-------------------------------
John L. Marion, Jr.


/s/ Henry A. McKinnell                  Director                                                        March 16, 2005
-------------------------------
Henry A. McKinnell


/s/ William B. Plummer                  Director                                                        March 16, 2005
-------------------------------
William B. Plummer


/s/ Bradford Wiley II                   Director                                                        March 16, 2005
-------------------------------
Bradford Wiley II


/s/ Peter Booth Wiley                   Director                                                        March 16, 2005
-------------------------------
Peter Booth Wiley


                                  EXHIBIT INDEX

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------

4.1      -          Certificate of Incorporation of the Company, incorporated
                    by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended April 30, 1992 (File No.
                    1-11507).

4.2      -          Certificate of Amendment of the Certificate of
                    Incorporation, dated October 13, 1995, incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended April 30, 1996 (File No.
                    1-11507).

4.3      -          Certificate of Amendment of the Certificate of
                    Incorporation dated as of September 30, 1998, incorporated by reference to Exhibit 3(i) to the Company's Quarterly
                    Report for the quarterly period ended October 31, 1998
                    (File No. 1-11507).

4.4      -          Certificate of Amendment of the Certificate of
                    Incorporation, dated September 20, 1999, incorporated by reference to Exhibit 3(i) to the Company's Quarterly
                    Report for the quarterly period ended October 31, 1999
                    (File No. 1-11507).

4.5      -          By-Laws as Amended and Restated dated as of September
                    1998, incorporated by reference to Exhibit 3(ii) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1998 (File No. 1-11507).

5        -          Opinion of Company Counsel.

23(a)    -          Consent of KPMG LLP.

23(b)    -          Consent of Company Counsel (included in Exhibit 5).

24       -          Power of Attorney (included as part of the signature page
                    to this Registration Statement and incorporated herein by reference).

99.1     -          2004 Key Employee Stock Plan, incorporated by reference to
                    Exhibit A to the Company's Proxy Statement relating to the 2004 Annual Meeting of Shareholders of the Company, filed
                    August 5, 2004 (File No. 1-11507).